Exhibit 99.1

365 Broad Street Bloomfield, New Jersey 07003-2798 Tel: 973-748-3600 Fax: 973-748-8088 www.asbnj.com

Investors Bancorp and American Bancorp of New Jersey
Announce Revised Merger Agreement

Company Release - 03/16/2009

SHORT HILLS, N.J. & BLOOMFIELD, N.J.--(BUSINESS WIRE)-- Investors Bancorp, Inc. (NASDAQ: ISBC) and American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ)  jointly announced today they have amended the merger agreement for Investors Bancorp to acquire American Bancorp of New Jersey.

Under the revised terms of the merger agreement, which has been approved by the boards of directors of both companies, 65% of American Bancorp shares will be converted into Investors Bancorp common stock and the remaining 35% will be converted into cash, compared to a 70% stock and 30% cash consideration mix as set forth in the original merger agreement.  The exchange ratio of 0.9218 share of Investors Bancorp common stock for each share of American Bancorp common stock (for those American Bancorp shareholders who are to receive Investors Bancorp common stock) remains unchanged.

Based on Investors Bancorp’s closing stock price of $7.90 on March 12, 2009, each share of American Bancorp common stock would be valued at approximately $9.11, with the aggregate merger consideration totaling $99 million.

Investors Bancorp expects the decline in transaction value from the original merger agreement date to the amended agreement date will reduce the amount of goodwill created in the transaction from approximately $56 million to approximately $13 million, increase the anticipated internal rate of return on the transaction from the lower teens to in excess of 20%, and reduce the dilution to fully converted tangible book value from 4% to 3%.  The impact on Investors Bancorp’s earnings is not expected to differ materially from previously announced expectations regarding the original transaction structure.

The companies also agreed to modify the termination conditions with respect to a decline in Investors Bancorp common stock price.  As amended, the agreement allows American Bancorp to terminate the transaction in the event of an absolute decline in Investors common stock of 30%, and a 30% relative decline to the SNL Thrift Index (subject to right of Investors Bancorp to “fill”).  Prior to this amendment, American Bancorp could terminate the agreement in the event of a 20% absolute decline in Investors Bancorp stock price and a 20% relative decline to the SNL Thrift Index.  The methodology in calculating the fill provision was also amended.

The transaction is expected to close during the second calendar quarter of 2009, subject to customary closing conditions, including regulatory approvals and approval by American Bancorp’s shareholders.

Citigroup Global Markets Inc. acted as financial advisor to Investors Bancorp, and Luse, Gorman, Pomerenk & Schick, P.C. acted as legal advisor. Keefe, Bruyette & Woods, Inc. acted as financial advisor to American Bancorp of New Jersey, and Silver Freedman & Taff, L.L.P. acted as legal advisor.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Savings Bank (the “Bank”), a New Jersey chartered savings bank which operates from its corporate headquarters in Short Hills, New Jersey, and fifty-three branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset, Union and Warren Counties, New Jersey.

About American Bancorp of New Jersey

American Bancorp of New Jersey, Inc. is a New Jersey corporation organized in May 2005 for the purpose of being the holding company for American Bank of New Jersey, a federally-chartered stock savings bank. American Bancorp maintains its headquarters and one full service bank branch in Bloomfield, New Jersey with four additional branch locations in Cedar Grove, Verona, Nutley and Clifton, New Jersey.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in Investors Bancorp’s SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which Investors Bancorp operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

Investors Bancorp wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. Investors Bancorp wishes to advise readers that the factors listed above could affect Investors Bancorp’s financial performance and could cause Investors Bancorp’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Investors Bancorp does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Investors Bancorp will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Investors Bancorp and American Bancorp at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by Investors Bancorp also can be obtained, when available and without charge, by directing a request to Investors Bancorp, Inc., Attention: Domenick Cama, EVP and Chief Operating Officer, 101 JFK Parkway, Short Hills, NJ 07078, (973) 924-5105, or to American Bancorp of New Jersey, Attention: Eric Heyer, SVP and Chief Financial Officer, 365 Broad Street, Bloomfield, New Jersey 07003, (973) 748-3600.

American Bancorp, Investors Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of American Bancorp in connection with the acquisition. Information about the directors and executive officers of American Bancorp and their ownership of American Bancorp common stock is set forth in American Bancorp’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at American Bancorp at the address in the preceding paragraph. Information about the directors and executive officers of Investors Bancorp is set forth in Investors Bancorp’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from Investors Bancorp at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Source: Investors Bancorp, Inc. (NASDAQ: ISBC)

Contact: Investors Bancorp, Domenick Cama, EVP and Chief Operating Officer, (973) 924-5105 or American Bancorp of New Jersey, Eric Heyer, SVP and Chief Financial Officer, (973) 748-3600.